UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)             On October 3, 2008, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (“the Board”) of ARIAD Pharmaceuticals, Inc. (“the Company”) approved an increase in the size of the Board from eight to nine directors and elected Massimo Radaelli, Ph.D. and Wayne Wilson to fill the vacancies in the Board created by the increase in the size of the Board and the resignation of Peter J. Nelson on August 29, 2008.  Dr. Radaelli and Mr. Wilson were appointed to serve as Class I directors, until the 2010 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until each of his earlier death, resignation, retirement or removal.

Dr. Radaelli is the President and Chief Executive Officer of Dompé International SA, the international pharmaceutical company of the Dompe Group, where he is responsible for the company’s global sales and export activities.  He joined Dompé in 1996 as director of corporate business development and was responsible for the initiation of Dompé’s global strategy in its Swiss subsidiary and for its strategic planning, licensing, alliances and new-product opportunities in Europe.  Previously, Dr. Radaelli held various sales and marketing positions at the Dupont-Merck Pharmaceutical Company, Hoffman-La Roche Ltd. and the Menarini Group.  He currently serves on the board of directors of Dompé Farmaceutici SpA, Dompé SpA, and Philogen SpA, a privately held Italian biopharmaceutical company.  Dr. Radaelli received a University Degree in pharmaceutical sciences and a Ph.D. in clinical pharmacology from the University of Milan and an Executive Master of Business from Bocconi University of Milan.

Mr. Wilson is an independent business advisor and certified public accountant.  From 1995 to 2002, he served in various roles as president, chief operating officer and chief financial officer of PC Connection, Inc., a Fortune 1000, direct marketer of information technology products and services.  Previously, Mr. Wilson was a partner in the assurance and advisory services practice of Deloitte & Touche LLP.  He currently serves on the board of directors of Hologic, Inc. (NASDAQ:  HOLX), a medical device and diagnostics company focused on women’s health, and Edgewater Technology, Inc. (NASDAQ:  EDGW), a technology management consulting company.  Mr. Wilson received an A.B. degree in political science from Duke University and an M.B.A. with concentration in accounting and finance from the University of North Carolina at Chapel Hill.  Mr. Wilson will chair the Board’s audit committee.

In connection with their election to the Board, Dr. Radaelli and Mr. Wilson were also appointed to committees of the Board.  Mr. Wilson was appointed to the Audit Committee, to serve as the Audit Committee Chair, and was determined by the Board to be an “audit committee financial expert” under the rules of the Securities and Exchange Commission.  Dr.  Radaelli was appointed to serve on the Compensation Committee.  The Audit Committee and Compensation Committee were also reconstituted such that the current members of each committee are as follows:

Audit Committee	Compensation Committee
Wayne Wilson (Chair)	Burton E. Sobel, M.D. (Chair)
Michael D. Kishbauch	Massimo Radaelli, Ph.D.
Elizabeth H.S. Wyatt	Sanford D. Smith

There are no arrangements or understandings between the Company and any other person pursuant to which Dr. Radaelli or Mr. Wilson were elected as directors, nor are there any transactions between Dr. Radaelli or Mr. Wilson and the Company in which they have a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

A copy of the press release announcing the appointments of Dr. Radaelli and Mr. Wilson is filed herewith as Exhibit 99.1

ITEM 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release dated October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	October 7, 2008	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer